UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 17, 2020
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Introductory Note
In light of the impact and effects of the recent outbreak of a novel strain of coronavirus (“COVID-19”), as well as certain developments in the global commodities markets, Marathon Petroleum Corporation (“MPC,” “we” or “us”) is filing this Current Report on Form 8-K to provide for an update regarding our response to such events and the impacts of such events on MPC’s business operations and to provide certain preliminary first quarter 2020 financial information.

Item 2.02	Results of Operations and Financial Condition.
The information set forth in Item 8.01 of this Current Report on Form 8-K regarding the preliminary financial information of MPC as of and for the three months ended March 31, 2020 is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 8.01 of this Current Report on Form 8-K regarding borrowings made by MPC under its five-year revolving credit facility is incorporated by reference herein.

Item 8.01	Other Events.
Business Update
The recent outbreak of COVID-19 and its development into a pandemic in March 2020 have resulted in significant economic disruption globally. Actions taken by various governmental authorities, individuals and companies around the world to prevent the spread of COVID-19 through social distancing have restricted travel, many business operations, public gatherings and the overall level of individual movement and in-person interaction across the globe.
This has in turn significantly reduced global economic activity and resulted in airlines dramatically cutting back on flights and a decrease in motor vehicle use at a time when seasonal driving patterns typically result in an increase of consumer demand for gasoline. As a result, there has also been a decline in the demand for the refined petroleum products that we manufacture and sell.
In addition, recent global geopolitical events and macroeconomic conditions have exacerbated the decline in crude oil prices and have contributed to an increase in crude oil price volatility.
The decrease in the demand for refined petroleum products coupled with the decline in the price of crude oil has resulted in a significant decrease in the price of the refined petroleum products we produce and sell.
The price of refined products we sell and the feedstocks we purchase impact our revenues, income from operations, net income and cash flows. In addition, a decline in the market prices for products held in our inventories below the carrying value of our inventory may result in the adjustment of the value of our inventories to the lower market price and a corresponding loss on the value of our inventories, and any such adjustment is likely to be material. See “Preliminary First Quarter 2020 Financial Information” below for our estimates of our expected inventory valuation charge for the first quarter of 2020.
We are actively responding to the impacts that these matters are having on our business. During March and continuing through April 2020, we started reducing the amount of crude oil processed at our refineries in response to the decreased demand for our products, and we temporarily idled portions of refining capacity to further limit production. In addition to these measures to address our operations, we are addressing our liquidity as outlined below.

•	We expect to defer or delay certain capital expenditures that we had expected to make in 2020.

•	We have taken actions to reduce operating expenses across the business.

•
We expect to defer certain direct and indirect tax payments for the first quarter of 2020, and we plan, to the extent possible, to defer certain other direct and indirect tax payments in 2020. These deferrals have been provided to taxpayers under new legislation, such as the Coronavirus Aid, Relief, and Economic Security Act in the U.S., and by various taxing authorities under existing legislation.

•	We have not purchased any shares of our common stock under our repurchase program in 2020, and we will evaluate the timing of any future repurchases when appropriate.

•
We have drawn a total of $3.5 billion under our five-year revolving credit facility, as further described below. MPC made these borrowings to provide financial flexibility given the recent commodity price downturn and the significant working capital impact associated with the decline in crude oil prices.

•
We are in the process of negotiating a new $1 billion 364-day revolving credit facility, which would expire in 2021, to provide additional liquidity and financial flexibility during the commodity price and demand downturn. We cannot ensure that we will be able to successfully syndicate and close the new revolving credit facility on commercially acceptable terms or at all.

•	We are evaluating various other liquidity options and actions.
Many uncertainties remain with respect to COVID-19, including its resulting economic effects, and we are unable to predict the ultimate economic impacts from COVID-19 and how quickly national economies can recover once the pandemic ultimately subsides. However, the adverse impact of the economic effects on MPC has been and will likely continue to be significant. We believe we have proactively addressed many of the known impacts of COVID-19 to the extent possible and will strive to continue to do so, but there can be no guarantee the measures will be fully effective.

Preliminary First Quarter 2020 Financial Information

Although our financial statements for the quarter ended March 31, 2020 are not yet complete, certain preliminary estimated financial information is available and is shown in estimated ranges in the table below. Such preliminary estimated financial information does not include charges for impairments of goodwill, long-lived assets and equity method investments, lower of cost or market charges and other items as described in the notes below, all of which are currently being evaluated. While these impairments and charges are all non-cash items, the impacts on our reported results are expected to be material.

Preliminary Consolidated Statements of Income Data (Estimated)	Estimated
	Range

(in millions of dollars, unaudited)	Low	High
Revenues and other income (a)	$24,100	$26,700
Total costs and expenses (b)(c)	23,700	26,000
Income from operations (d)	400	700
Net loss attributable to MPC (d)	(250)	(25)
Net cash provided by operating activities before change in working capital	1,260	1,380
Change in working capital	(2,180)	(2,000)
Net cash used in operating activities	(920)	(620)
Adjusted EBITDA (e)	1,690	1,990

(a)Revenues and other income excludes adjustments for other-than-temporary non-cash impairments of our equity method investments, which we currently expect to be between $1.2 billion and $1.4 billion.

(b)Total costs and expenses excludes a lower of cost or market inventory valuation adjustment estimated to be between $3.1 billion and $3.3 billion. Inventories are stated at the lower of cost or market. Costs of crude oil, refinery feedstocks and refined products are aggregated on a consolidated basis for purposes of assessing if the last-in, first-out (“LIFO”) cost basis of these inventories may have to be written down to market values. At March 31, 2020, market values for these inventories were lower than their LIFO cost basis and, as a result, we expect to record an inventory valuation charge to cost of revenues to value these inventories at the lower of cost or market. Based on movements of refined product prices, future inventory valuation adjustments could have a negative or positive effect on earnings. Such losses are subject to reversal in subsequent periods if prices recover.

(c)Total costs and expenses excludes estimated pre-tax non-cash goodwill impairment expenses expected to be recorded for the first quarter of 2020 of between $7.3 billion to $7.8 billion and any potential long-lived asset impairment charges. We are performing impairment assessments for certain of our long-lived asset groups. These assessments are not complete, and upon completion, we may record additional impairment expenses not presently estimated within this range. Please refer to the “Critical Accounting Estimates” section included in this Current Report on Form 8-K for additional detail relating to our first quarter 2020 goodwill, long-lived assets and equity method investment impairment assessments.

(d) Represents preliminary income from operations and net loss attributable to MPC excluding certain non-recurring items including estimated non-cash impairment charges for goodwill, long-lived assets and equity method investments, lower of cost or market charges and $35 million of transaction-related costs incurred in connection with the Speedway separation, midstream strategic review, and other related activities.

(e)Adjusted EBITDA is not defined under U.S. generally accepted accounting principles (“GAAP”). Please see below for a reconciliation of such non-GAAP financial measure to its most directly comparable GAAP financial measure, as well as the reasons for the use of this non-GAAP financial measure.

Preliminary Consolidated Balance Sheet Data (Estimated)

(in millions of dollars, unaudited)	March 31, 2020
Cash and cash equivalents	$1,690
MPC debt (a)	$11,138
MPLX debt	20,471
Total consolidated debt	$31,609

(a)     Does not reflect $1.5 billion of additional borrowings under the five-year revolving credit facility subsequent to March 31, 2020.

Borrowings Under our Five-Year Revolving Credit Facility

On August 28, 2018, MPC entered into a Five-Year Revolving Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders, issuing banks and other agents that are parties thereto providing for a $5 billion unsecured revolving credit facility that matures in 2023 (the “five-year revolving credit facility”). The material terms of this credit agreement were described in MPC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 31, 2018.

On April 17, 2020, MPC borrowed $1.5 billion of available loan capacity under the five-year revolving credit facility. MPC had previously borrowed $2 billion under the five-year revolving credit facility in March 2020. These borrowings were undertaken to provide financial flexibility given the recent commodity price downturn and the significant working capital impact associated with the decline in crude oil prices. Borrowings under the five-year revolving credit facility bear interest at a variable rate based on LIBOR or on an alternative base rate, at MPC’s election, plus an individual margin based on MPC’s long-term debt rating.

MPC has used or intends to use the proceeds from these or additional future borrowings for working capital, ongoing operating needs and general corporate purposes and other uses permitted under the five-year revolving credit facility.

Remaining Capacity Under our Facilities

As of April 22, 2020, the available borrowing capacity under MPC’s credit facilities was as follows:

(in millions of dollars, unaudited)	April 22, 2020
MPC $1 billion 364-day bank revolving credit facility (a)	$1,000
MPC $ 5 billion five-year revolving credit facility (b)	1,499
MPC $750 million trade receivable securitization facility (c)	517
Total available borrowing capacity	$3,016

(a)Matures September 2020. Does not give effect to the potential new 364-day revolving credit facility that we are currently negotiating.

(b)Matures October 2023. Reflects $3.5 billion of borrowings described above and approximately $1 million in face amount of letters of credit outstanding under the five-year revolving credit facility.

(c)We have a trade accounts receivable securitization facility with a group of third-party entities and financial institutions to sell up to $750 million of eligible trade receivables on a revolving basis, maturing July 2021. Our borrowing capacity under our accounts receivable sales facility is determined based on the value of certain eligible receivables as of the most recent reporting date. As a result of declining product prices, our receivables have declined in value, which has in turn decreased our borrowing capacity under this facility from $750 million to an estimated $517 million as of the date hereof. We do not have any outstanding borrowings under this facility.

The preliminary estimated information set forth above does not represent a comprehensive statement of our results of operations or financial condition as of or for the quarter ended March 31, 2020. The final comprehensive statements of our results of operations and financial condition as of and for the quarter ended March 31, 2020 may vary from our current expectations and may be different from the information described above as our quarterly financial statement preparation process is not yet complete and additional developments and adjustments may arise between now and the time the financial information for this period is finalized. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved for the remainder of 2020 or in any future period. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. Accordingly, you should not place undue reliance on the preliminary estimated financial information.

The preliminary estimated financial data has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is one of these-GAAP financial measures.

Adjusted EBITDA represents earnings before net interest and other financial costs, income taxes, depreciation and amortization expense as well as adjustments to exclude refining turnaround costs and other items shown in the table below. We believe this non-GAAP financial measure is useful to investors and analysts to analyze and compare our operating performance between periods by excluding items that do not reflect the core operating results of our business or in the case of turnarounds, which provide benefits over multiple years. We also believe that excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds. Adjusted EBITDA should not be considered as a substitute for, or superior to segment income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Preliminary Net Loss Attributable to MPC (Estimated) to Preliminary Adjusted EBITDA (Estimated)

	March 31, 2020
(in millions of dollars, unaudited)	Low	High
Net loss attributable to MPC (a)	$(250)	$(25)
Plus (Less):
Net interest and other financial costs	340	340
Net income attributable to noncontrolling interests	290	290
Benefit for income taxes	20	95
Depreciation and amortization	960	960
Refining planned turnaround costs	330	330
Adjusted EBITDA	$1,690	$1,990
(a)     Represents preliminary net loss attributable to MPC excluding certain non-recurring items including estimated non-cash impairment charges for goodwill, long-lived assets and equity method investments, lower of cost or market charges and $35 million of transaction-related costs incurred in connection with the Speedway separation, midstream strategic review, and other related activities. See the notes to “Preliminary Consolidated Statements of Income Data (Estimated)” above for estimates of these charges that are excluded from preliminary net loss attributable to MPC.

Critical Accounting Estimates
Impairment Assessments of Long-Lived Assets, Intangible Assets, Goodwill and Equity Method Investments
Fair value calculated for the purpose of testing our long-lived assets, intangible assets, goodwill and equity method investments for impairment is estimated using the expected present value of future cash flows method and comparative market prices when appropriate. Significant judgment is involved in performing these fair value estimates since the results are based on forecasted financial information prepared using significant assumptions including:

•
Future margins on products produced and sold. Our estimates of future product margins are based on our analysis of various supply and demand factors, which include, among other things, industry-wide capacity, our planned utilization rate, end-user demand, capital expenditures and economic conditions. Such estimates are consistent with those used in our planning and capital investment reviews.

•
Future volumes. Our estimates of future refinery, retail, pipeline throughput and natural gas and natural gas liquid processing volumes are based on internal forecasts prepared by our Refining & Marketing, Retail and Midstream segments operations personnel. Assumptions about the effects of COVID-19 on our future volumes are inherently subjective and contingent upon the duration of the pandemic, which is difficult to forecast.

•
Discount rate commensurate with the risks involved. We apply a discount rate to our cash flows based on a variety of factors, including market and economic conditions, operational risk, regulatory risk and political risk. This discount rate is also compared to recent observable market transactions, if possible. A higher discount rate decreases the net present value of cash flows.

•	Future capital requirements. These are based on authorized spending and internal forecasts.
We base our fair value estimates on projected financial information which we believe to be reasonable. However, actual results may differ materially from these projections.
The need to test for impairment can be based on several indicators, including a significant reduction in prices of or demand for products produced, a weakened outlook for profitability, a significant reduction in pipeline throughput volumes, a significant reduction in natural gas or natural gas liquids processed, a significant reduction in refining or retail fuel margins, other changes to contracts or changes in the regulatory environment.
Long-lived assets used in operations are assessed for impairment whenever changes in facts and circumstances indicate that the carrying value of the assets may not be recoverable based on the expected undiscounted future cash flow of an asset group. For purposes of impairment evaluation, long-lived assets must be grouped at the lowest level for which independent cash flows can be identified. If the sum of the undiscounted estimated pretax cash flows is less than the carrying value of an asset group, fair value is calculated, and the carrying value is written down if greater than the calculated fair value.

Unlike long-lived assets, goodwill is subject to annual, or more frequent if necessary, impairment testing at the reporting unit level. A goodwill impairment loss is measured as the amount by which a reporting unit's carrying value exceeds its fair value, without exceeding the recorded amount of goodwill.
The “Business Update” section of this Current Report on Form 8-K describes the effects that the recent outbreak of COVID-19 and its development into a pandemic and the recent decline in commodity prices have had on our business. Due to these developments, we are in the process of performing impairments assessments as discussed further below.
Our impairment assessment of our long-lived assets is in process. We are presently evaluating expected undiscounted future cash flows of certain asset groups related to the effects of COVID-19 and the decline in commodity prices to determine if the carrying value of these assets groups is recoverable.
Prior to performing our goodwill impairment assessment as of March 31, 2020, we had goodwill totaling approximately $20 billion associated with eight of our 10 reporting units. Our impairment assessments are not complete, but we are presently estimating we will record goodwill impairment expenses between $7.3 billion to $7.8 billion. These estimated goodwill impairment expenses are primarily driven by the effects of COVID-19 and the decline in commodity prices. As our impairment assessment is not complete, we are unable to disclose the sensitivity of our analysis results to discount rates or the percentage by which other reporting unit fair values exceed carrying value.
Significant assumptions used to estimate the reporting units’ fair value included estimates of future cash flows and market information for comparable assets. If estimates for future cash flows, which are impacted by future margins on products produced or sold, future volumes, and capital requirements, were to decline, the overall reporting units’ fair values would decrease, resulting in potential goodwill impairment charges. Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions and factors. As a result, there can be no assurance that the estimates and assumptions made for purposes of the impairment tests will prove to be an accurate prediction of the future.
Equity method investments are assessed for impairment whenever factors indicate an other than temporary loss in value. Factors providing evidence of such a loss include the fair value of an investment that is less than its carrying value, absence of an ability to recover the carrying value or the investee’s inability to generate income sufficient to justify our carrying value. As a result of the effects of COVID-19 and the decline in commodity prices, we are in process of performing Level 3 fair value measurements of certain equity method investments to determine if an other than temporary loss of value has occurred. These fair value measurements and other than temporary loss assessments are not complete, but we are presently estimating MPC will record $1.2 billion to $1.4 billion of impairment expense through “Revenues and other income” as disclosed within the ‘Preliminary Consolidated Statements of Income Data (Estimated)’ table above.
An estimate of the sensitivity to net income resulting from impairment calculations is not practicable, given the numerous assumptions (e.g., pricing, volumes and discount rates) that can materially affect our estimates. That is, unfavorable adjustments to some of the above listed assumptions may be offset by favorable adjustments in other assumptions.
Additional Risk Factors
We are providing the disclosure below and supplementing the risk factors generally described in the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2019 with the risk factors set forth below.
Our working capital, cash flows and liquidity can be significantly affected by decreases in commodity prices.
Payment terms for our crude oil purchases are generally longer than the terms we extend to our customers for refined product sales.  As a result, the payables for our crude oil purchases are proportionally larger than the receivables for our refined product sales.  Due to this net payables position, a decrease in commodity prices generally results in a use of working capital, and given the significant volume of crude oil that we purchase the impact can materially affect our working capital, cash flows and liquidity.
The recent outbreak of COVID-19 and certain developments in the global oil markets have had, and may continue to have, material adverse consequences for general economic, financial and business conditions, and could materially and adversely affect our business, financial condition, results of operations and cash flows and those of our customers, suppliers and other counterparties.

The recent outbreak of COVID-19 and the responses of governmental authorities and companies and the self-imposed restrictions by many individuals across the world to stem the spread of the virus have significantly reduced global economic activity, as there has been a dramatic decrease in the number of businesses open for operation and substantially fewer people across the world traveling to work or leaving their home to purchase goods and services. This has also resulted, for example, in a dramatic reduction in airline flights and has reduced the number of cars on the road. As a result, there has been a decline in the demand for the refined petroleum products that we manufacture and sell.
Concerns over the negative effects of COVID-19 on economic and business prospects across the world have contributed to increased market and oil price volatility and have diminished expectations for the global economy. These factors, coupled with the emergence of decreasing business and consumer confidence and increasing unemployment resulting from the COVID-19 outbreak and the recent abrupt oil price decline, may precipitate a prolonged economic slowdown and recession. Our refinery utilization and operating margins and other aspects of our business have been adversely impacted by these developments. Any such prolonged period of economic slowdown or recession, or a protracted period of depressed prices for our products or crude oil or reduced margins for the refined petroleum products we manufacture and sell could have significant adverse consequences for our financial condition and the financial condition of our customers, suppliers and other counterparties, and could diminish our liquidity and negatively affect our ability to obtain adequate crude oil volumes and to market certain of our products at favorable prices, or at all.
Due to declines in the market prices of products held in our inventories, we expect to record an inventory valuation charge to cost of revenues to value certain of our inventories at the lower of cost or market, which charge is likely to be material. This expected inventory valuation charge will have a negative effect on our earnings. Depending on future movements of refined product prices, future inventory valuation adjustments could have a negative or positive effect on our financial performance. In addition, a sustained period of low crude oil prices may also result in significant financial constraints on certain producers from which we acquire our crude oil, which could result in long term crude oil supply constraints for our business. Such conditions could also result in an increased risk that our customers and other counterparties may be unable to fully fulfill their obligations in a timely manner, or at all. Any of the foregoing events or conditions, or other unforeseen consequences of COVID-19, could significantly adversely affect our business and financial condition and the business and financial condition of our customers and other counterparties.
The ultimate extent of the impact of COVID-19 on our business, financial condition, results of operations and cash flows will depend largely on future developments, including the duration and spread of the outbreak, particularly within the geographic areas where we operate, the related impact on overall economic activity and the timing of the lifting of restrictions and return of customer confidence, all of which are uncertain and cannot be predicted with certainty at this time.
To the extent COVID-19 adversely affects our business, financial condition, results of operation and liquidity, it may also have the effect of heightening many of the other risks described in the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in this Current Report on Form 8-K, as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this Current Report on Form 8-K.
* * *
Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements that are subject to risks, contingencies or uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. Our forward-looking statements are not guarantees of future performance, and you should not rely unduly on them, as they involve risks, uncertainties and assumptions that we cannot predict. Material differences between actual results and any future performance suggested in our forward-looking statements could result from a variety of factors, such as the severity and duration of the COVID-19 pandemic and its impact on global economic conditions and our ability to close the contemplated new 364-day credit facility and raise additional capital to meet liquidity and operational needs. Many of such factors are beyond are control. These factors also include such risks and uncertainties detailed in MPC’s periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in MPC’s annual report on Form 10-K for the year ended December 31, 2019 and its quarterly Form 10-Q filings, and in other MPC investor communications from time to time. MPC undertakes no obligation to update any forward-looking statement except to the extent required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: April 22, 2020	By:	/s/ Donald C. Templin
Name: Donald C. Templin
Title: Executive Vice President and Chief Financial Officer